EXHIBIT 10.42

CONSENT, DISTRIBUTION AGREEMENT,

AND AMENDMENT NO. 2

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

SBE PARTNERS LP

THIS CONSENT, DISTRIBUTION AGREEMENT, AND AMENDMENT NO. 2 TO AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) is made and entered into this 31st day of August, 2009 (the “Effective Date”), by and between Catena Oil & Gas LLC, a Texas limited liability company, and EFS O&G, LLC, a Delaware limited liability company.

RECITALS:

A. Reference is herein made to that certain Agreement of Limited Partnership dated January 15, 2007, as amended by the Consent and Amendment No. 1 to Agreement of Limited Partnership entered into on May 29, 2009, by and between the parties hereto, governing SBE Partners LP, a Texas limited partnership (the “Partnership Agreement”). Capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Partnership Agreement.

B. Subject to the terms hereof, the Partners deem it in their best business judgment and mutual best interests to make a distribution of certain undivided interests in those oil and gas assets of the Partnership listed on Exhibits A-1 and A-2 (all of such interests, the “Distributed Oil and Gas Properties”), and in connection therewith to execute and deliver this Agreement in order to (i) approve the distribution by the Partnership to the General Partner of an undivided 28.57% interest in the Distributed Oil and Gas Properties, (ii) amend and modify the Partnership Agreement in certain respects, and (iii) make the other covenants, agreements, representations and warranties contained herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Partnership Agreement, the Partners do hereby agree as follows:

1. Approval of Distribution. The Partners hereby consent and approve the resolutions stated below:

WHEREAS, the General Partner purchased the leases described on Exhibits A-1 and A-2 on behalf of the Partnership and with Partnership funds;

WHEREAS, Section 5.1 of the Partnership Agreement provides that the Partnership shall hold all of its assets in the name of the Partnership;

WHEREAS, the leases described on Exhibit A-1 are held in the Partnership’s name and the leases described on Exhibit A-2 are held in the General Partner’s name for the beneficial ownership of the Partnership;

WHEREAS, the Partnership and the Partners agree that the Partnership has held the benefits and burdens of ownership of the leases described on Exhibit A-2, other than mere legal title, and that the Partnership is the owner of such leases for tax purposes;

WHEREAS, the Partnership is distributing to the General Partner an undivided 28.57% of the economic interest in the leases described on Exhibits A-1 and A-2;

WHEREAS, because the General Partner holds legal title to the leases described on Exhibit A-2, legal title will be transferred to the Partnership to reflect the agreed upon economic interests of the General Partner and the Partnership in such leases; and

WHEREAS, the Partnership and the Partners have reviewed and considered the terms and conditions of the proposed distribution of an undivided 28.57% interest in the Distributed Oil and Gas Properties to the General Partner, and based on that review, have determined that the terms and conditions thereof are fair to the Partnership.

RESOLVED, that the Partnership execute (a) this Agreement and (b) that certain Assignment of Oil and Gas Leases (the “Assignment”) dated as of even date herewith, in order to convey to the General Partner an undivided 28.57% interest in the Distributed Oil and Gas Properties, with the Assignment, effective as of the Effective Date, to be in the form attached as Exhibit B to this Agreement.

RESOLVED FURTHER, that the form of and all the terms and provisions of the Assignment and this Agreement, expressly including the valuation of the Oil and Gas Properties to be distributed and conveyed, and all other documents and instruments to be executed and delivered by the Partnership in connection therewith, are hereby approved in all respects.

RESOLVED FURTHER, that the General Partner is hereby authorized and directed, in the name and on behalf of the Partnership, to execute and deliver this Agreement and the Assignment and all other documents and instruments to be executed in connection therewith.

RESOLVED FURTHER, that the General Partner is hereby authorized and directed, in the name and on behalf of the Partnership, to take or cause to be taken all such actions as in its reasonable judgment shall be necessary to cause the Partnership to perform its covenants and obligations under this Agreement and the Assignment and to take or cause to be taken all such further action, in the name and on behalf of the Partnership, as in its reasonable judgment shall be necessary in order to carry out the intent, and accomplish the purposes, of this Agreement and the Assignment and all other documents and instruments to be executed and delivered by the Partnership in connection therewith; provided, that any material election, consent, waiver or other determination accorded the Partnership under the Assignment or such other documents or instruments shall require the prior written consent of the Limited Partner.

Without limiting the foregoing but for purposes of clarity, the Partners agree that the foregoing approval by them of the foregoing resolutions shall constitute full and complete authorization under the Partnership Agreement (including Section 6.2 thereof) of this Agreement and the Assignment and the transactions contemplated hereunder and thereunder.

2. Distribution of the Distributed Oil and Gas Properties. In accordance with Section 8.1(b)(i)(H) of the Partnership Agreement, the capital account of the General Partner shall be decreased by the fair market value of the interest in the Distributed Oil and Gas Properties distributed to the General Partner. In accordance with Section 8.1(b)(i)(X) and (Y) of the Partnership Agreement, immediately prior to the distribution, the General Partner’s capital account shall be adjusted by assuming that the interest in the Distributed Oil and Gas Properties distributed to the General Partner was sold by the Partnership for cash at its fair market value as of the date of distribution by the Partnership and crediting such capital account with the Simulated Gain resulting from such assumed sale in the same manner as such capital account would be debited or credited for such gain on the actual sale of the interest in the Distributed Oil and Gas Properties distributed to the General Partner; provided that 100% of all revenues from such hypothetical sale shall be deemed allocated under Section 4.2 of the Partnership Agreement entirely to the General Partner. The Partners shall agree upon the fair market value of the Distributed Oil and Gas Properties within 60 days of the Effective Date. For purposes of clarity, the Longstreet Well located in Montgomery County, Texas is considered to be an undeveloped lease for purposes of this Agreement.

3. Amendments to the Definitions of GP Sharing Percentage and LP Sharing Percentage.

(a) With respect to the business and operations of the Partnership conducted on and after the date hereof, the definition of GP Sharing Percentage, as set forth in Section 2.1 of the Partnership Agreement, shall be amended to read as follows:

“‘GP Sharing Percentage’ means, with respect to the Distributed Oil and Gas Properties, 2%, and with respect to all other assets of the Partnership, 30%.”

(b) With respect to the business and operations of the Partnership conducted on and after the date hereof, the definition of LP Sharing Percentage, as set forth in Section 2.1 of the Partnership Agreement, shall be amended to read as follows:

“‘LP Sharing Percentage’ means, with respect to the Distributed Oil and Gas Properties, 98%, and with respect to all other assets of the Partnership, 70%.”

(c) For purposes of clarity, it is acknowledged and agreed that this Section 3 is not meant to, nor shall, override the allocation of 100% of any Hedge Costs to the Limited Partner under Section 4.1(c) of the Partnership Agreement or the allocation of 100% of any revenues attributable to any Hedging Transaction to the Limited Partner under Section 4.2(a)(iv) of the Partnership Agreement.

(d) With respect to the business and operations of the Partnership conducted prior to the date hereof, expressly including all costs of the Partnership with respect to the transactions contemplated hereby, the GP Sharing Percentages and LP Sharing Percentages in effect prior hereto shall apply.

4. Amendment to Section 4.3(b) of the Partnership Agreement. The second sentence of Section 4.3(b) of the Partnership Agreement is restated in its entirety as follows and a new third sentence is added to Section 4.3(b) of the Partnership Agreement as follows:

“For purposes of Section 613A(c)(7)(D) of the Internal Revenue Code, the Partnership’s adjusted basis in each Depletable Property acquired by the Partnership shall be allocated to each Partner in an amount equal to the portion of the costs and expenses which entered into such basis actually paid by such Partner or paid by the Partnership with funds contributed by or allocated to such Partner; provided that the Limited Partner shall be treated as having paid 98.6781% of the Depletable Property that was funded by the Partnership before May 29, 2009, and that remains in the Partnership as of the Effective Date of the Amendment. The parties agree that such percentage is intended to allow the Limited Partner to recover its $420,395 share of the adjusted basis of the Distributed Oil and Gas Properties distributed to the General Partner and that, if such percentage does not have the intended effect, the parties shall redetermine the appropriate percentage to carry out the parties’ intent.”

5. Agreed Exception to Section 5.1 of the Partnership Agreement. The Partnership and Limited Partner hereby waive the General Partner’s previous breach of Section 5.1 of the Partnership Agreement as to the leases described on Exhibit A-2 hereto, but such waiver shall only be as to claims by the Limited Partner for a breach of the Partnership Agreement due to noncompliance with Section 5.1, and such waiver shall in no event amend or affect any indemnifications or other remedies held by the Partnership and the Limited Partner, pursuant to the Partnership Agreement or this Agreement, as to any third party claims arising from or relating to such breach. The General Partner agrees to convey all other leases that it has purchased with Partnership funds and holds in its name to the Partnership within three business days of the Effective Date.

6. Agreed Exception to Section 5.3 of the Partnership Agreement. Upon consummation of the transactions contemplated by the Assignment, the General Partner shall not be deemed in violation of Section 5.3 of the Partnership Agreement with respect to its receipt and ownership of the Distributed Oil and Gas Properties pursuant to the Assignment.

7. Agreed Exception to Section 8.1(b)(i) of the Partnership Agreement. The last sentence of Section 8.1(b)(i) of the Partnership Agreement is amended as necessary to allow the distribution of an undivided 28.57% interest in the Distributed Oil and Gas Properties to the General Partner.

8. Tax Indemnity. The parties do not expect the distribution or conveyance of the Distributed Oil and Gas Properties to result in taxable income or gain to the Partnership or the Partners. However, if any tax, interest, or penalties are assessed by any taxing authority as a result of the distribution or conveyance of the Distributed Oil and Gas Properties by the Partnership to the General Partner, the General Partner agrees to pay all such tax, interest, and penalties and to indemnify fully, hold harmless, and defend the Limited Partner and its affiliates, agents, officers, directors, employees, representatives, successors and assigns from and against any and all claims of any taxing authority that the distribution or conveyance of the Distributed Oil and Gas Properties by the Partnership to the General Partner results in taxable income or gain, interest, or penalties, or otherwise increases the tax liability of the Partnership or the Limited Partner.

9. Representation and Warranties. Each Partner hereby represents and warrants to the other Partner and the Partnership that:

(a) Such Partner is duly formed, validly existing, and, if applicable, in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or other proceedings to dissolve such Partner are pending or threatened.

(b) Such Partner has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance by such Partner of this Agreement, and the consummation by it of the transactions contemplated herein, have been duly authorized by all necessary action of such Partner. This Agreement has been duly executed and delivered by such Partner and constitutes a valid and legally binding obligations of such Partner, enforceable against such Partner in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

(c) The execution, delivery and performance by such Partner of this Agreement and the consummation by it of the transactions contemplated herein (i) do not and will not conflict with or result in a violation of any provision of the governing instruments of such Partner and (ii) do not contravene or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit, or order or any material loan, note or other agreement or instrument to which the Partner is a party or by which it or any of its properties are bound.

(d) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the Partner of this Agreement.

(e) There are no proceedings, actions, claims, suits, investigations or inquiries by or before any arbitrator, court, or other tribunal in any jurisdiction (domestic or foreign) either pending or, to the knowledge of such Partner, threatened against or affecting such Partner that would affect the execution and delivery of this Agreement by such Partner or the consummation of the transactions contemplated hereby by such Partner.

10. Survival. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement by the Partners.

11. Parties in Interest. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person not a party to this Agreement except as provided below.

12. Entire Agreement. This Agreement, the Partnership Agreement and the Assignment constitute the entire agreement and understanding of the parties hereto in respect of their subject matters and supersede all prior understandings, agreements, or representations by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. To the extent that there is any conflict among this Agreement, the Partnership Agreement, or the Assignment, the terms and conditions of the Partnership Agreement will control.

13. Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

14. Counterparts. This instrument may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

15. References. As used in this Agreement: (i) all references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (ii) titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions; (iii) the words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (iv) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.; (v) pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (vi) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (vii) unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement; (viii) the word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; and (ix) no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

16. Ratification. The Partnership Agreement, as amended or modified by the terms of this Agreement, is hereby ratified and confirmed in all respects.

*Remainder of Page Intentionally Left Blank—Signature Page Follows*

IN WITNESS WHEREOF, the undersigned Partners have executed this Agreement as of the above date.

GENERAL PARTNER:

CATENA OIL & GAS LLC

By:	/s/ Robert J. Anderson
Name:	Robert J. Anderson
Title:	Vice President

LIMITED PARTNER:

EFS O&G, LLC

By:	AIRCRAFT SERVICES CORPORATION
as Manager

By:	/s/ Carl Peterson
Name:	Carl Peterson
Title:	Vice President

SIGNATURE PAGE—CONSENT, DISTRIBUTION AGREEMENT AND

AMENDMENT NO. 2 TO AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-1

DISTRIBUTED OIL AND GAS PROPERTIES

Title Held in Partnership Name

EXHIBIT A-2

DISTRIBUTED OIL AND GAS PROPERTIES

Title Held in General Partner’s Name

EXHIBIT B

ASSIGNMENT OF OIL AND GAS LEASES